Exhibit 10.8
POST PROPERTIES, INC.
EMPLOYEE STOCK PLAN
AS
AMENDED AND RESTATED
AS OF
FEBRUARY 19, 1998

 -ii-

1.§
BACKGROUND AND PURPOSE
     The primary purpose of this Plan is to promote the interest of Post through grants to Key Employees and Directors of Restricted Stock and Options to purchase Stock in order (1) to attract Key Employees and Directors, (2) to provide an additional incentive to each Key Employee or Director to work to increase the value of Stock and (3) to provide each Key Employee or Director with a stake in the future of Post which corresponds to the stake of each of Post’s shareholders.
2.§
DEFINITIONS
     2.1. Affiliate — means Post Apartment Homes, L.P., Post Asset Management, Inc., Post Landscape Services, Inc. and each other organization designated as such by the Committee, which designation shall be effective and shall terminate at the Committee’s discretion.
     2.2. Board — means the Board of Directors of Post Properties, Inc.
     2.3. Change in Control — means (1) the acquisition of the power to direct, or cause the direction of, the management and policies of Post by a person (not previously possessing such power), acting alone or in conjunction with others, whether through the ownership of Stock, by contract or otherwise, or (2) the acquisition, directly or indirectly, of the power to vote more than 20% of the outstanding Stock by any person or by two or more persons acting together, except an acquisition from Post or by Post, Post’s management or a Post sponsored employee benefit plan, where (3) the term “person” means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government, and (4) customary agreements with or between underwriters and selling group members with respect to a bona fide public offering of Stock shall be disregarded for purposes of this definition.
     2.4. Code — means the Internal Revenue Code of 1986, as amended.
     2.5. Committee — means the Compensation Committee of the Board or, if the Compensation Committee at any time has less than 2 members or has a member who fails to come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” for purposes of § 162(m) of the Code, a committee which shall be responsible for the operation and administration of this Plan and which shall have at least 2 members, where each member shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.
     2.6. Director — means any member of the Board who is not an employee of Post or any Subsidiary or affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) of Post.
     2.7. Executive Committee Member — means an officer of Post or any Subsidiary or Affiliate who is designated as such by the Chairman of the Board of Directors, which designation shall be effective and shall terminate at the discretion of the Chairman of the Board of Directors.
     2.8. Fair Market Value — means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or, if Stock is no longer traded on the New York Stock Exchange, under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported or so quoted in accordance with § 2.6(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.
     2.9. Insider — means any individual who is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended.
     2.10. ISO — means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.
     2.11. Key Employee — means a full time, salaried employee of Post or any Subsidiary or any Affiliate who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of Post.
     2.12. NQO — means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.
     2.13. Option — means an ISO or a NQO.
     2.14. Option Certificate — means the written certificate which sets forth the terms of an Option granted to a Key Employee or Director under § 7 of this Plan.

     2.15. Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.
     2.16. Original Plan — means the Post Properties, Inc. Employee Stock Plan as in effect on February 18, 1998.
     2.17. Parent Corporation — means any corporation which is a parent of Post within the meaning of § 424(e) of the Code.
     2.18. Plan — means this Post Properties, Inc. Employee Stock Plan, as amended and restated effective as of February 19, 1998 and as thereafter amended or, as for any Option or Restricted Stock granted before the effective date of this Plan, the Original Plan.
     2.19. Post — means Post Properties, Inc., a Georgia corporation, and any successor to such corporation.
     2.20. Restricted Stock — means Stock granted to a Key Employee or Director under § 8 of this Plan.
     2.21. Restricted Stock Certificate — means the certificate which sets forth the terms of a Restricted Stock grant to a Key Employee or Director under § 8 of this Plan.
     2.22. Rule 16b-3 — means Rule 16b-3 to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor to such rule.
     2.23. Stock — means $.01 par value common stock of Post.
     2.24. Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of Post.

     2.25. Surrendered Shares — means the shares of Stock described in § 7 which (in lieu of being purchased) are surrendered for cash or Stock, or for a combination of cash and Stock, in accordance with § 7.
     2.26. Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either Post, a Subsidiary or a Parent Corporation.
3.§
SHARES RESERVED UNDER PLAN
     There shall be 6,000,000 shares of Stock reserved for use under this Plan (3,500,000 of which shall be carried forward from the Original Plan), but no more than 550,000 of such 6,000,000 shares shall be available for grants of Restricted Stock. All such shares of Stock shall be reserved to the extent that Post deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by Post. Furthermore, any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option and any shares of Restricted Stock which are forfeited thereafter shall again become available for use under this Plan, but any Surrendered Shares which remain unissued after the surrender of an Option under § 7 and any shares of Stock used to satisfy a withholding obligation under § 14.3 shall not again become available for use under this Plan.

4.§
EFFECTIVE DATE
     The effective date of this Plan shall be February 19, 1998, provided the shareholders of Post (acting at a duly called meeting of such shareholders) approve such adoption within twelve (12) months of such effective date. Any Options and Restricted Stock granted under this Plan on or after February 19, 1998 automatically shall be granted subject to such approval. If the shareholders of Post fail to so approve this Plan, the Original Plan shall remain in full force and effect.
5.§
COMMITTEE
     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 11, § 12 and § 13) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on Post, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action. The Committee shall seek to grant Options (and any related surrender rights) and to grant Restricted Stock which will qualify as performance based compensation under § 162 of the Code except where the Committee deems that Post’s interests when viewed broadly will be better served by a grant which is free of the conditions required to qualify such grant as performanced based compensation under § 162(m) of the Code.

6.§
ELIGIBILITY
     Only Key Employees who are employed by Post or a Subsidiary shall be eligible for the grant of ISOs. Key Employees and Directors shall be eligible for the grant of NQOs and Restricted Stock under this Plan, but Directors shall be eligible for grants of NQOs only under § 7.3 and Restricted Stock only under § 8.5.
7.§
OPTIONS
     7.1. Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock subject to the following conditions:
(a)	the Committee shall not grant a new Option in exchange for the cancellation of an outstanding Option unless the new Option has an Option Price which is equal to or higher than the Option Price of the outstanding Option,

(b)	the Committee shall only grant ISOs to Key Employees who are employed by Post or a Subsidiary, and

(c)	the Committee shall not grant an Option, or more than one Option, individually or collectively, to any Key Employee in any calendar year to purchase more than 100,000 shares of Stock or, if such Key Employee is an Executive Committee Member in such calendar year, more than 500,000 shares of Stock; provided, however, that the Committee in 1998 may grant an Option to a Key Employee to purchase up to 50,000 shares of Stock in addition to the number described in this § 7.1(c)(1) and § 7.1(c)(2), whichever is applicable, if the Committee deems such grant as appropriate in light of a reduction in such Key Employee’s cash compensation for 1998.
Each grant of an Option to a Key Employee shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a NQO to a Key Employee on the same date, the right of the Key Employee to exercise or surrender one such Option shall not be conditioned on his or her failure to exercise or surrender the other such Option. The Committee shall have the right to grant a NQO and Restricted Stock to a Key Employee at the same time and to condition the exercise of the NQO on the forfeiture of the Restricted Stock grant.
     7.2. $100,000 Limit. To the extent that the aggregate Fair Market Value of Stock (determined as of the date the ISO is granted) with respect to which ISOs first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as NQOs. The Fair Market Value of Stock subject to any other option (determined as the date such option was granted) which (1) satisfies the requirements of § 422 of the Code and (2) is granted to a Key Employee under a plan maintained by Post, a Subsidiary or a Parent Corporation shall be treated (for purposes of this $100,000 limitation) as if granted under this Plan. The Committee shall interpret and administer the limitation set forth in this § 7.2 in accordance with § 422(d) of the Code.
     7.3. Grants to Directors.
     (a) Initial Grant. Each Director automatically shall be granted (without any further action on the part of the Committee) a NQO under this Plan as of the first day he serves as such to purchase the number of shares of Stock determined by dividing $10,000 by the Fair Market Value of a share of Stock on the date of grant and rounding down to the nearest whole number. Such grant shall be made at an Option Price equal to the Fair Market Value of a share of Stock on the date of such grant.
     (b) Ongoing Grants. Each Director who is serving as such on December 31 of each calendar year and who has served as such for more than one full year automatically shall be granted (without any further action on the part of the Committee) a NQO under this Plan as of December 31 of such calendar year to purchase 3,000 shares of Stock. Such grant shall be made at an Option Price equal to the Fair Market Value of a share of Stock on such date.
     (c) Option Certificates. Each NQO granted under this Plan to a Director shall be evidenced by an Option Certificate, shall be exercisable in full upon grant and shall expire 90 days after a Director ceases to serve as such or, if earlier, on the tenth anniversary of the date of the grant of the NQO. A NQO granted to a Director under this Plan shall conform in all other respects to the terms and conditions of a NQO under this Plan, and no Director shall be eligible to receive an Option under this Plan except as provided in this § 7.3. A grant of a NQO to a Director under this § 7.3 is intended to allow such Director to be a “non-employee director” under Rule 16b-3 and an “outside director” under Section 162(m) of the Code, and all NQOs granted to Directors as well as this § 7.3 shall be construed to effect such intent.
     7.4. Option Price. The Option Price for each share of Stock subject to an Option which is granted to a Key Employee shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Option Price for each share of Stock subject to a NQO which is granted to a Director shall be determined under § 7.3. The Option Price shall be payable in full upon the exercise of any Option. At the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which previously had been purchased by the Key Employee or Director and which is acceptable to the Committee or in any combination of cash, check and such Stock. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee or its delegate.

     7.5. Exercise Period. Each Option granted under this Plan to a Key Employee shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option granted to a Key Employee exercisable on or after the earlier of
     (a) the date such Option is exercised in full, or
     (b) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or
     (c) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) an NQO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.
An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee has terminated for any reason whatsoever, including death or disability.
     7.6. Nontransferability. Neither an ISO granted under this Plan nor any related surrender rights under § 7.7 shall be transferable by a Key Employee other than by will or by the laws of descent and distribution, and any such ISO and any such surrender rights shall be exercisable during the lifetime of a Key Employee only by such Key Employee. However, the Committee may allow the transfer or assignment of an NQO or Restricted Stock if the Committee determines that such transfer or assignment is consistent with the purpose of this Plan and can be properly effected at no additional cost to (or burden on) Post to satisfy any securities law, tax law or other applicable requirements. The person or persons to whom an Option or any related surrender rights or any Restricted Stock is transferred under this § 7.6 thereafter shall be treated as the Key Employee or Director under this Plan.
     7.7. Surrender of Options.
     (a) General Rule. The Committee acting in its absolute discretion may as part of the grant of an Option in addition grant a Key Employee the right to surrender such Option in accordance with this § 7.7 in whole or in part in lieu of the exercise in whole or in part of that Option on any date that
(1)	the Fair Market Value of the Stock subject to such Option exceeds the Option Price for such Stock, and

(2)	the Option to purchase such Stock is otherwise exercisable.
Any surrender right under this § 7.7 shall be set forth in the Option Certificate for the related Option.
     (b) Procedure. The surrender of an Option in whole or in part shall be effected under this § 7.7 by the delivery of the Option Certificate to the Committee (or to its delegate) together with a statement signed by the Key Employee which specifies the number of shares of Stock as to which the Key Employee surrenders his or her Option and (at the Key Employee’s option) how he or she desires payment be made for such Surrendered Shares.
     (c) Payment. A Key Employee in exchange for his or her Surrendered Shares shall (to the extent consistent with the exemption under Rule 16b-3) receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Option Price for the Surrendered Shares.

The Committee acting in its absolute discretion shall determine the form and timing of such payment, and the Committee shall have the right (1) to take into account whatever factors the Committee deems appropriate under the circumstances, including any written request made by the Key Employee and delivered to the Committee (or to its delegate) and (2) to forfeit a Key Employee’s right to payment of cash in lieu of a fractional share of stock if the Committee deems such forfeiture necessary in order for the surrender of his or her Option under this § 7 to come within the exemption under Rule 16b-3.
     (d) Restrictions. Any Option Certificate which incorporates a provision to allow a Key Employee to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3.

8.§
RESTRICTED STOCK
     8.1. Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock to Key Employees under this Plan from time to time and, further, shall have the right to make new Restricted Stock grants in exchange for outstanding Restricted Stock grants. Each Restricted Stock grant shall be evidenced by a Restricted Stock Certificate, and each Restricted Stock Certificate shall set forth the conditions, if any, under which Stock will be issued in the name of the Key Employee and the conditions, if any, under which the Key Employee’s interest in such Stock will become nonforfeitable.
     8.2. Conditions.
     (a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Restricted Stock in the name of a Key Employee subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances and the related Restricted Stock Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Restricted Stock grant shall be issued in the name of a Key Employee only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by Post pending the satisfaction of the forfeiture conditions, if any, under § 8.2(b) for the related Restricted Stock grant.
     (b) Conditions to Forfeit Stock. The Committee acting in its absolute discretion may make Restricted Stock which has been issued in the name of Key Employee under § 8.2(a) subject to one, or more than one, forfeiture condition which the Committee acting in its absolute discretion deems appropriate under the circumstances, and the related Restricted Stock Certificate shall set forth each such forfeiture condition, if any, and the related deadline, if any, or satisfying each such forfeiture condition. Stock issued in the name of Key Employee shall be forfeited unless each such forfeiture condition, if any, has been timely satisfied.

     8.3. Dividends and Voting Rights. If a cash dividend is declared on a share of Stock issued in the name of a Key Employee under § 8.2(a) before the date that a Key Employee’s interest in such Stock (1) is forfeited completely under § 8.2(b) or (2) becomes completely nonforfeitable, Post shall pay such cash dividend directly to such Key Employee. If a Stock dividend is declared on such a share of Stock during such period, such Stock dividend shall be treated as part of the grant of the related Restricted Stock, and a Key Employee’s interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee also shall have the right to vote the Stock issued in his or her name during such period.

     8.4. Satisfaction of Forfeiture Conditions; Provision for Income and Excise Taxes. A share of Stock shall cease to be Restricted Stock at such time as a Key Employee’s interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee as soon as practicable thereafter. The Committee acting in its absolute discretion shall have the power to authorize and direct the payment of a cash bonus (or to provide in the terms of the Restricted Stock Certificate for Post to make such payment) to a Key Employee to pay all, or any portion of, his or her federal, state and local income and excise tax liability which the Committee deems attributable to his or her interest in his or her Restricted Stock grant becoming nonforfeitable and, further, to pay any such tax liability attributable to such cash bonus.
     8.5. Director Stock. Each Director shall the right to elect to receive Stock in lieu of cash with respect to all or any part of his or her compensation services rendered as a Director, and any such election shall be made in writing and shall be effective as of the date the Director delivers such election to Post. A Director who has made an election under this § 8.5 may subsequently amend or revoke such election and any such amendment or revocation shall be made in writing and shall be effective as of the date the Director delivers such amendment or revocation to Post. There shall be no limit on the number of elections which a Director can make or amend or revoke under this § 8.5. The number of shares of Stock which a Director shall received in lieu of cash shall be determined by Post by dividing the cash payment which the Director has elected to receive in the form of Stock by the Fair Market Value of a share of Stock as of the date the cash compensation otherwise would be payable to the Director and by rounding down to the nearest whole share of Stock. The Director shall receive cash in lieu of any fractional share of Stock under this § 8.5. Post shall have the right to issue the shares of Stock which a Director receives in lieu of cash under this § 8.5 subject to a restriction that the Director have no right to transfer such Stock (except as permissible under Rule 16b-3) for the six month period which starts on the date the Stock is issued to the Director or to take such other action as Post deems necessary or appropriate in light of Rule 16b-3.

9.§
SECURITIES REGISTRATION
     Each Option Certificate and Restricted Stock Certificate shall provide that, upon the receipt of shares of Stock as a result of the surrender or exercise of an Option or the satisfaction of the forfeiture conditions under a Restricted Stock Certificate, the Key Employee or Director shall, if so requested by Post, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by Post, shall deliver to Post a written statement satisfactory to Post to that effect. As for Stock issued pursuant to this Plan, Post at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee or Director under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee or Director; however, Post shall have no obligation whatsoever to take any such action in connection with the transfer, assignment, resale or other disposition of such Stock by a Key Employee or Director.
10.§
LIFE OF PLAN
     No Option or Restricted Stock shall be granted under this Plan on or after the earlier of
(3)	July 12, 2003, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been surrendered or exercised in full or no longer are exercisable and all Restricted Stock granted under this Plan has been forfeited or the forfeiture conditions on such Stock have been satisfied in full, or
(4)	the date on which all of the Stock reserved under § 3 of this Plan has (as a result of the surrender or exercise of Options granted under this Plan or the satisfaction of the forfeiture conditions on Restricted Stock) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.
11.§
ADJUSTMENT
     11.1. Capital Structure. The number of shares of Stock reserved under § 3 of this Plan and the number of shares of Stock subject to Options granted under this Plan and the Option Price of such Options as well as the number of shares of Restricted Stock granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of Post, including, but not limited to, such changes as stock dividends or stock splits.

     11.2. Mergers. The Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3 of this Plan. Furthermore, the Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock underlying any Restricted Stock grants previously made under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option grants previously made under this Plan and the related Option Price and for each such Option, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) to make Restricted Stock and Option grants to effect the assumption of, or the substitution for, restricted stock and stock option grants previously made under this Plan or any predecessors to this Plan or by any other corporation to the extent that such corporate transaction calls for such substitution or assumption.
     11.3. Fractional Shares. If any adjustment under this § 11 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Option grants and Restricted Stock grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 11 by the Committee shall be conclusive and binding on all affected persons.
12.§
SALE OR MERGER OF POST; CHANGE IN CONTROL
     12.1. Sale or Merger. If Post agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options and Restricted Stock granted under this Plan in accordance with § 11 on a basis that is fair and equitable to holders of such Options and Restricted Stock as determined by the Board, (1) each Option granted to a Key Employee at the direction and discretion of the Board (a) may (subject to such conditions, if any, as the Board deems appropriate under the circumstances) be canceled unilaterally by Post (i) in exchange for (A) a transfer to such Key Employee of the number of whole shares of Stock, if any, which he or she would have received if he or she had the right to surrender his or her outstanding Option in full under §7.7 of this Plan and he or she exercised that right on the date set by the Board exclusively for Stock or (B) the right to exercise his or her outstanding Option in full on any date before the date as of which the Board unilaterally cancels such Option in full or, if the exchange described in this § 12.1(a)(i) would result in a violation of Section 16 of the Securities Exchange Act of 1934, as amended, for a Key employee, (ii) may be canceled unilaterally by Post after advance written notice to such Key Employee or (b) may be canceled unilaterally by Post if the Option Price equals or exceeds the Fair Market Value of a share of Stock on a date set by the Board, (2) each Option granted to a Director shall be canceled unilaterally by Post on a date set by the Board to the extent unexercised on such date after advance written notice to each affected Director, and (3) the grant conditions, if any, and forfeiture conditions on all outstanding Restricted Stock grants may be deemed completely satisfied on the date set by the Board.
     12.2. Change in Control. If there is a Change in Control of Post or a tender or exchange offer is made for Stock other than by Post, the Board thereafter shall have the right (1) to take such action with respect to any unexercised Options granted to Key Employees and any grants of Restricted Stock which are forfeitable, or all such Options and all such grants of Restricted Stock, as the Board deems appropriate under the circumstances to protect the interest of Post in maintaining the integrity of such grants under this Plan, including following the procedure set forth in § 12.1 for a sale or merger of Post with respect to such Options and Restricted Stock, and (2) to follow the procedures for Directors set forth in § 12.1 with respect to any and all unexercised Options granted to Directors. The Board shall have the right to take different action under this § 12.2 with respect to different Key Employees or different groups of Key Employees, as the Board deems appropriate under the circumstances.
13.§
AMENDMENT OR TERMINATION
     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however,

(5)	no such amendment shall be made absent the approval of the shareholders of Post required under § 422 of the Code (a) to increase the number of shares of stock reserved under § 3, or (b) to change the class of employees eligible for Options or Restricted Stock grants under § 6, and

(6)	no amendment shall be made to change the terms and conditions of an Option which can be granted to a Director absent the approval of the shareholders of Post.
Any amendment which specifically applies to NQOs shall not require shareholder approval. The Board also may suspend the granting of Options and Restricted Stock under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Restricted Stock grant or Option granted before such suspension or termination unless (1) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of Post or a transaction described in § 11 or § 12 of this Plan.
14.§
MISCELLANEOUS
     14.1. Shareholder Rights. No Key Employee or Director shall have any rights as a shareholder of Post as a result of the grant of an Option under this Plan or his or her exercise or surrender of such Option pending the actual delivery of the Stock subject to such Option to such Key Employee or Director. Subject to § 8.3, a Key

Employee’s rights as a shareholder in the shares of Stock underlying a Restricted Stock grant which is effective shall be set forth in the related Restricted Stock Certificate.
     14.2. No Contract of Employment. The grant of an Option or Restricted Stock to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the Option Certificate which evidences his or her Option or the Restricted Stock Certificate related to his or her Restricted Stock.
     14.3. Withholding. The exercise or surrender of any Option granted under this Plan and the acceptance of a Restricted Stock grant shall constitute a Key Employee’s full and complete consent to whatever action the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender or such Restricted Stock. The Committee also shall have the right to provide in an Option Certificate or Restricted Stock Certificate that a Key Employee may elect to satisfy federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan and, if the Employee is subject to the reporting requirements under Section 16 of the Securities Exchange Act of 1934, as amended, any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3.
     14.4. Construction. This Plan shall be construed under the laws of the State of Georgia. Any reference to the singular shall include the plural, and any reference to the plural shall include the singular. Any reference to a term defined in § 2 shall include the definition of such term under § 2, and any reference to a section (§) shall be to a section (§) of this Plan unless otherwise set forth in such reference.
     14.5. Other Conditions. Each Option Certificate or Restricted Stock Certificate may require that a Key Employee or Director (as a condition to the exercise of an Option or a Restricted Stock grant) enter into any agreement or make such representations prepared by Post, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or Restricted Stock grant or provides for the repurchase of such Stock by Post under certain circumstances.
     IN WITNESS WHEREOF, Post Properties, Inc. has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

POST PROPERTIES, INC.
By:	/s/ John A. Williams
Title:	Chairman
Date:	February 19, 1998